Exhibit 99.(n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of PGIM Private Credit Fund of our report dated February 24, 2023, relating to the financial statements, which appears in such Registration Statement. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” and "Report of Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, New York

February 24, 2023